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                                                                   Exhibit 10.13

                              PACKAGING AGREEMENT

     This Agreement dated this 9th day of November, 2000, by and between Packaging Coordinators, Inc., a Pennsylvania corporation (together with its subsidiaries and affiliates, "PCI"), having its principal offices at 3001 Red Lion Road, Philadelphia, Pennsylvania 19114 and Orapharma, Inc., a Delaware corporation ("Purchaser"), having its principal offices at 732 Louis Drive, Warminster, Pennsylvania 18974.

                                   BACKGROUND

     1. PCI specializes in packaging for the pharmaceutical industry and has certain technical and commercial information and know-how.

     2. Purchaser is a corporation that is developing and commercializing pharmaceutical products.

     3. Purchaser desires to engage PCI to provide certain services to Purchaser in connection with the packaging of certain of Purchaser's pharmaceutical products; provided, however, that Purchaser shall be responsible
                         --------  -------
for the manufacture, sale and distribution of such products and PCI shall be responsible solely for the packaging of such products.

     4. Purchaser and PCI entered into a Quality Agreement on August 16/17, 2000. It is incorporated into this agreement by reference.

                                     TERMS

     In consideration of the mutual promises made by the parties hereto and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

 1.  DEFINITIONS
     -----------

The following terms as used in this Agreement shall have the meanings set forth in this Article unless the context clearly indicates to the contrary:

     "Affiliate(s)" shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a party. For purposes of this definition, "control" shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest.

     "Agency" shall mean any governmental regulatory authority involved in regulating any aspect of the development, market approval, sale, distribution or use of the Product, Packaging, Packaged Product or the sale of any of the foregoing.

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     "cGMP" shall mean all the laws, regulations and standards relating to the manufacture of the Product and the Packaging, including but not limited to, the FDA current Good manufacturing practices, as set forth in the Title 21 of the United States Code of Federal Regulations.

     "Delivery Date" shall mean the date set forth in the relevant Purchase Order on which PCI must supply Purchaser with Packaged Products, as accepted by PCI pursuant to Section 5(d).

     "Effective Date" shall mean the date this Agreement has been fully executed by both parties.

     "Facility" shall mean PCI's facility at 3001 Red Lion Road, Philadelphia, Pennsylvania.

     "FDA" shall mean the United States Food and Drug Administration.

     "Force Majeure" shall mean any of the following events or conditions, provided that such event or condition did not exist as of the date of execution of this Agreement, was not reasonably foreseeable as of such date and is not reasonably within the control of either party and prevents as a whole or in material part, the performance by a party of its obligations hereunder: acts of state or governmental action, orders, legislation, regulations, riots, disturbance, war (declared or undeclared), prolonged shortage of energy supplies, interruption of transportation, embargo (inability to procure or shortage of supply materials, equipment or production facilities), fire, earthquake, flood, hurricane, typhoon or explosion.

     "Package/Packaging" shall mean the filling of the dispenser and the packaging of the Product pursuant to the Specifications.

     "Packaged Product" shall mean the Product as contained in the Packaging.

     "Product" shall mean the products of the Purchaser to be packaged which are described in Appendix 1.

     "Purchase Order" shall mean a written document issued by the Purchaser to PCI in accordance with Section 5 hereof, authorizing PCI's performance of Packaging and other related services pursuant to the terms of this Agreement.

     "Specifications" shall mean the packaging procedures, testing requirements, materials standards, quality standards and product technical requirements for the Packaging set forth in Appendix 2. The parties agree and acknowledge that the Specifications will be developed and defined by the Purchaser after the date of this Agreement and shall be subject to input, review and approval by PCI. Each party agrees to act in good faith in defining and finalizing the Specifications. Once finalized, the Specifications will be appended to this Agreement as Appendix 2. The

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     parties acknowledge that the Specifications may be revised and refined during the term of this Agreement by mutual written agreement of PCI and the Purchaser. If any such change results in obsolescence of any materials specifically purchased by PCI for Packaging of the Product under this Agreement prior to being notified in writing by Purchaser of the change in the Specifications, and provided PCI is unable to use such materials in its standard operations, Purchaser shall reimburse PCI for the actual cost of all such materials. If any such change in the Specifications results in other costs and expenses to PCI, then PCI shall provided Purchaser with a revised packaging fee and Purchaser shall notify PCI whether it desires to implement the change, and Purchaser shall be responsible for the costs and expenses associated with implementation of such change.

 2.  ENGAGEMENT OF PCI
     -----------------

     PCI agrees to Package the Product and Purchaser agrees to purchase and pay for the Packaging services on the terms and conditions set forth in this Agreement.

 3.  PAYMENT AND SHIPPING
     --------------------

      (a) Shipping.  All Packaged Products will be shipped F.O.B. the Facility
          --------
and title and risk of loss of the Packaged Products shall pass to the Purchaser upon delivery by PCI to a common carrier, provided, however, if the Packaged Product (other than Packaged Product requiring transport via refrigerated containers) is shipped to a destination within one hundred (100) miles of the Facility, PCI shall deliver the Packaged Product at PCI's cost and insure such risk in transit at PCI's expense. In all other instances, PCI shall ship the Packaged Product on a common carrier selected by the Purchaser, as set forth above.

      (b) Payment.  PCI shall invoice Purchaser concurrently with any shipment
          -------
of the Packaged Products and Purchaser shall make full payment to PCI, at the address specified on the invoice, no later than thirty (30) days from the date of such shipment. If Purchaser has not made payment in full by the expiration of such thirty (30) day period, PCI may, at its option, elect to: (i) charge a late payment fee on such unpaid amount equal to [*] of such unpaid amount; (ii) suspend any further deliveries hereunder until such invoice is paid in full; and/or (iii) [*].

      (c) Advance Payment.  If at any time, [*], PCI shall have the right to
          ---------------
require payment in advance before making any further shipment of the Packaged Products. If Purchaser shall fail, within a reasonable time, to make such payment in advance, or if Purchaser shall fail to make payment when due, PCI shall have the right, at its option, to suspend any further deliveries hereunder until such default is corrected, without thereby releasing Purchaser from its obligations under this Agreement, or [*]. In the event PCI takes action to suspend delivery [*], under this Section 3(c), the provisions of

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Section 18(b) shall not apply and PCI shall not be required to continue to perform services pursuant to this Agreement.

      (d) Failure to Take Delivery.  If Purchaser fails to take delivery on any
          ------------------------
scheduled delivery date, Purchaser shall be billed at that time for all unshipped Packaged Product, and on the first of each month thereafter for reasonable administration and storage costs. If Purchaser does not instruct PCI to ship products within seven (7) business days of Purchaser's actual notice or notice by major overnight delivery service of completion of packaging for a particular lot, PCI may, at its option, dispose of or otherwise use the Products or Packaged Products and Purchaser shall be liable for the invoice value as if such Packaged Products were shipped.

 4.  PRICE
     -----

     (a)  Packaging Fees.  The prices and other fees to be paid to PCI for the
          --------------
Packaging of the Products shall be as set forth Appendix 3, subject to adjustment as set forth therein.

     (b)  Price Increases.  If, at any time during the term of this Agreement,
          ---------------
PCI's cost of materials increases, [*].

     (c)  Taxes.  PCI shall bear and pay all federal, state and local taxes
          -----
based upon or measured by its net income, and all franchise taxes based upon its corporate existence, or its general corporate right to transact business. Any other tax, however denominated and measured, imposed upon the Products or the Packaged Products or upon their installation, or upon the storage, inventory, sale, transportation, delivery, use or consumption of the Products shall be paid directly by Purchaser, or if prepaid by PCI, shall be invoiced to Purchaser as a separate item and paid by Purchaser to PCI.

 5.  FORECAST, PURCHASE AND SUPPLY
     -----------------------------

     (a)  Purchase and Supply.  During the term of this Agreement and subject to
          -------------------
paragraph (d) of this Section 5, Purchaser shall purchase such quantities of Packaged Product as shall be set forth on Purchase Orders submitted by Purchaser to PCI under this Agreement.

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     (b)  Forecasts.  On or before January 1 and July 1 of each year during the
          ---------
term of this Agreement, Purchaser will provide PCI with a written twelve (12) month rolling forecast (commencing with the immediately following month) of the quantity of Product which Purchaser expects to require from PCI during each of the next twelve (12) months. The first three (3) months of the such rolling forecast shall be binding upon Purchaser. Purchaser's first forecast shall include (i) the required Delivery Date for the binding portion of the forecast,
(ii) the quantity of Product to be delivered and (iii) the lot numbers to be applied to such Product. Purchaser's forecast shall take into account the capacity limitations of PCI's facilities and equipment, as well as the Production Equipment (as defined below) to be provided by Purchaser.

     (c)  Purchase Orders.  Following the Effective Date, Purchaser will provide
          ---------------
PCI with monthly Purchase Order(s) setting forth (i) the quantity of Packaged Product ordered for delivery during the fourth full calendar month after the date on which the Purchase Order(s) is deemed to be received, (ii) the applicable Delivery Date(s) for such Purchase Order(s), (iii) the quantity of Packaged Product to be delivered on the Delivery Date(s) in each form of packaging and (iv) the lot numbers to be applied to such Packaged Product. Such Purchase Order shall be delivered no later than the tenth day of each month.

     (d)  Orders Greater than Forecast.  PCI shall use commercially reasonable
          ----------------------------
efforts to supply the quantity of Product ordered, regardless of the quantity forecast by Purchaser subject to the capacity limitations of PCI's Packaging equipment, the Production Equipment (defined below), and the Facility. In the event that PCI is unable to fill any order, PCI shall so notify Purchaser within fifteen (15) days from its receipt of the Purchase Order.

     (e)  Amendment of Purchase Orders.  PCI will use commercially reasonable
          ----------------------------
efforts to accommodate a request to amend a Purchase Order to increase or decrease the quantity of Product to be delivered.

     (f)  Cancellations.  Purchaser may cancel any Purchase Order by providing
          -------------
PCI written notice at least ninety (90) days prior to the Delivery Date. In the event that Purchaser cancels any order for Product, Purchaser shall reimburse PCI for direct costs reasonably incurred by PCI in connection with performance of such Purchase Order up to the time of receipt of such notice, as well as a handling fee equal to [*] of such amount; provided that PCI shall credit any such handling fee to additional Purchase Orders received pursuant to this Agreement within twelve (12) months of the cancellation date.

     (g)  Terms of Agreement Govern.  No modification or amendment to this
          -------------------------
Agreement shall be effected by or result from the receipt, acceptance, signing or acknowledgment of any party's Purchase Orders, order acknowledgments, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth in this Agreement, and the terms of this Agreement shall supersede any provision in any Purchase Order or other document that is in addition to or inconsistent with the terms of this Agreement.

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6.   COMPLIANCE WITH AGENCY REGULATIONS
     ----------------------------------

     The parties agree to comply in all material respects with all laws and regulations of any Agency. PCI shall be responsible for all the necessary permits and licenses for Packaging of the Product; provided, however, that the
                                                   --------  -------
Purchaser shall have sole responsibility for obtaining any permits or licenses from any Agency necessary or required for the sale, marketing or entering into commerce of any Product or Packaged Product.

 7.  FACILITY AND PRODUCTION EQUIPMENT
     ---------------------------------

     (a)  Packaging.  PCI hereby agrees to perform the Packaging of the
          ---------
Product(s) at its Facility.

     (b)  Compliance with Laws.  PCI will comply, in all material respects, with
          --------------------
all local applicable laws, rules and regulations relating to the services to be provided by PCI under this Agreement.

     (c)  Agency Inspection.  PCI hereby agrees to advise the Purchaser promptly
          -----------------
in writing of any proposed or unannounced inspection of the Product(s), Packaged Products or Packaging process or procedures by any Agency and will, to the extent practicable, permit the Purchaser to be present during any such inspection. If the Purchaser is not present during such an inspection, PCI shall promptly provide a report of the results of the inspection to the Purchaser. PCI shall promptly provide Purchaser with a copy of any report, citation, or the like provided to PCI by such Agency relating to Product(s), Packaged Product(s) or the Package processes.

     (d)  Purchaser Technical Representative.  During the term of this
          ----------------------------------
Agreement, Purchaser shall have the right to have one or more technical representatives present in the area of the Facility where the Packaging is being conducted during the Packaging process to (i) review the Packaging process; (ii) review any relevant records in connection with such Packaging process and assess its compliance with cGMP and the Specifications; and (iii) discuss any related issues with PCI's personnel. Purchaser's technical representatives, when on-site, shall comply with PCI's rules and regulations. Purchaser shall indemnify and hold PCI and its Affiliates harmless from all liability, including claims for workers' compensation, resulting from the presence of Purchaser's technical representatives at the Facility.

     (e)  Production Equipment.  Purchaser will provide to PCI certain packaging
          --------------------
equipment (the "Production Equipment"), as described in Appendix 4, which shall be used only for packaging Purchaser's Products unless Purchaser gives prior written consent to PCI. Purchaser shall at all times own the Production Equipment. PCI shall provide routine maintenance on the Production Equipment, as established by the equipment manufacturer and/or cGMPs; provided, however, that Purchaser shall be obligated to pay for all non-routine maintenance and repairs to the Production Equipment unless caused by negligent operation thereof by PCI.

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8.   WARRANTIES
     ----------

     (a)  Limited Warranty.  Subject to Sections 14 and 18(c), PCI warrants that
          ----------------
the Packaging and the services provided hereunder shall comply, in all material respects, with the Specifications and cGMPs. THE LIMITED WARRANTY SET FORTH IN THIS SECTION 8 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE WARRANTIES EXPRESSED IN THIS SECTION 8, PCI MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PACKAGING AND THE PACKAGED PRODUCTS. IN ADDITION, PCI HEREBY DISCLAIMS LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO PACKAGING, PACKAGED PRODUCTS OR THE PRODUCTS. NOTWITHSTANDING THE FOREGOING, THE DURATION OF ANY IMPLIED WARRANTY WHICH MIGHT BE DEEMED TO EXIST BY OPERATION OF LAW SHALL BE LIMITED TO SIX (6) MONTHS FROM THE DATE OF DELIVERY) OF PACKAGED PRODUCTS BY PCI.

     (b)  Testing of Packaged Products.  PCI shall perform in-process quality
          ----------------------------
control tests and testing for the release of packaging materials in accordance with the Specifications and cGMPs. Purchaser, upon receipt of Packaged Products from PCI, shall have thirty (30) business days to inspect such Packaged Products. In the event Purchaser believes that the Packaged Products do not conform, in all material respects, to the Specifications set forth in Appendix 2, Purchaser shall send to PCI, via overnight delivery service or certified mail, return receipt requested, within five (5) business days of discovery of the defect, a notice of rejection along with samples of the rejected Packaged Products. Packaged Products that PCI agrees are defective or non-conforming will, at PCI's option and expense, be repackaged and shipped to Purchaser or credited toward Purchaser's purchase price. If PCI does not agree with Purchaser's determination that the Packaged Products fail to conform, in all material respects, with the Specifications, then after reasonable efforts to resolve the disagreement, either party may submit the dispute to arbitration in accordance with Section 19. Any Product that is not rejected within such thirty
(30) day period shall be deemed to have been accepted by Purchaser.

     (c)  Replacement of Defective Packaged Products.  PCI shall replace, at its
          ------------------------------------------
sole expense, all defective Packaging. THE OBLIGATION OF PCI TO REPLACE DEFECTIVE PACKAGING, INCLUDING PACKAGED PRODUCTS, IN EXCESS OF THE NORMAL PACKAGING LOSSES SHALL BE PURCHASER'S EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PACKAGED PRODUCTS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. For losses of Packaging materials supplied by Purchaser (or, to the extent required by this Agreement, Product) in excess of normal Packaging losses, PCI shall pay to Purchaser, depending upon the circumstances, either (a) the substantiated acquisition cost found on

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the invoice if such materials were purchased by Purchaser from an unrelated third party; or (b) the substantiated direct costs of Purchaser (or its related entities) for the Production of materials (which shall not include any profit or mark-ups) if such materials were produced by Purchaser or any entity related, directly or indirectly, to Purchaser.

     (d)  Supply of Products for Defective Packaging.  In the event PCI is
          ------------------------------------------
required to replace defective Packaging pursuant to paragraphs (b) or (c) of this Section 8, Purchaser shall furnish to PCI, at PCI's expense, sufficient quantities of the Products in order for PCI to replace such Packaging; provided, however, that PCI shall not be required to incur expenses in excess of [*] in the aggregate.

8A.  RECALL, WITHDRAWAL, OR FIELD CORRECTION
     ---------------------------------------

     (a) If Purchaser reasonably decides or is required to initiate a product recall, withdrawal, or field correction with respect to, or if there is any governmental seizure of, any of the final Packaged Products which were held, stored and/or packaged under this Agreement, Purchaser will notify PCI promptly of the details regarding such action and provide copies of relevant documentation concerning such action. PCI will provide reasonable assistance to Purchaser in investigating any remedying of any such situation, but all regulatory contacts and communications that are made and all activities and final decisions concerning seizure, recall withdrawal, or field correction will be conducted or made by Purchaser.

     (b) If any such recall, withdrawal, field correction, or seizure occurs due solely to (i) a failure of any Product and/or Packaged Product held, stored or packaged by PCI hereunder to conform to cGMP, the Specifications set forth in Appendix 2, any other specifications the parties agree on in writing or any warranty or other requirement set forth in this Agreement, (ii) the failure of PCI to comply in all material respects with any applicable law, regulation, court order or decree, or (iii) the negligent or intentional wrongful act or omission of PCI in connection with the packaging, holding and/or storage of Purchaser's product and the final Packaged Product hereunder, then PCI shall bear the full cost and expense of any such seizure, recall, withdrawal, or field correction, including the reasonable fees and expenses of any technical consultant reasonably needed to assist in such matters.

     (c) If any such recall, withdrawal, field correction, or seizure occurs due to any reason or cause other than those set forth in subsection (b) above, then Purchaser shall bear the full cost and expense of any such seizure, recall, withdrawal, or field correction including the reasonable fees and expenses of any technical consultant reasonably needed to assist in such matters.

     (d) If both parties contribute to the cause of a seizure, recall, withdrawal, or field correction, the cost and expenses thereof will be shared in proportion to each party's contribution to the problem(s). If the parties do not reach an agreement on either the cause or proportional shares of contribution of costs and expenses within 45 days, the parties agree to select jointly an independent qualified testing laboratory to make such

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determinations and agree to be bound by such determination; with the costs of such laboratory to be shared in proportion to each party's cause.

     (e) Notwithstanding the foregoing, in no event shall PCI, in connection with compliance with this Section 8A, be required to incur expenses in excess of [*] in the aggregate.

 9.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     (a)  Existence and Power.  Each party hereby represents and warrants to the
          -------------------
other party that such party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under the Agreement.

     (b)  Authorization and Enforcement of Obligations.  Each party hereby
          --------------------------------------------
represents and warrants to the other party that such party (i) has the power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

     (c)  No Consents.  Each party hereby represents and warrants to the other
          -----------
party that all necessary consents, approvals and authorizations of all Agencies and other persons required to be obtained by such party in connection with Agreement have been obtained.

     (d)  No Conflict.  Each party hereby represents and warrants to the other
          -----------
party that the execution and delivery of the Agreement and the performance of such party's obligations hereunder and thereunder (i) do not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such party and (ii) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party.

 10. INTELLECTUAL PROPERTY AND TECHNOLOGY TRANSFER
     ---------------------------------------------

     (a)  Intellectual Property.  Purchaser represents and warrants to PCI that
          ---------------------
to the best of Purchaser's knowledge and belief, Purchaser has all necessary authority and right, title and interest in and to any patents, inventions and developments related to the Products and the manufacturing and Packaging of the Products, and Purchaser hereby grants to PCI a non-exclusive, royalty-free license to use any and all of such right, title and interest as may be necessary for PCI to perform its obligations under this Agreement.

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     (b)  Drug Master Files.  PCI agrees to provide Purchaser with a right to
          -----------------
reference any Drug Master File ("DMF") filed with FDA or on behalf of PCI, relating to PCI's manufacturing sites, facilities, operating procedures, personnel, processes and/or materials to be used to package the Product. PCI will file and properly maintain any and all required annual reports and notices/supplements to the aforementioned DMFs. PCI will notify Purchaser promptly in writing of any changes or modifications to the DMF.

     (c) PCI agrees that any and all ideas, improvement, inventions and works of authorship conceived, written or first reduced to practice wither by PCI's employees alone or in conjunction with the Purchaser, if any, that are related directly and exclusively to the Products (the "Purchaser Inventions") shall be the sole and exclusive property of Purchaser and PCI hereby assigns to Purchaser all right, title and interest in and to any and all such Purchaser Inventions.

     (d) The Purchaser agrees that any and all ideas, improvements, inventions and works of authorship regarding the packaging of pharmaceuticals conceived, written or first reduced to practice in the performance of this Agreement that are not directly and exclusively related to the Products (the "PCI Inventions") shall be the sole and exclusive property of PCI and the Purchaser assigns to PCI all right, title and interest in and to any and all such PCI Inventions. PCI hereby grants to the Purchaser a non-exclusive, worldwide, royalty-free license to use and practice such PCI Inventions for the manufacture by the Purchaser of any of the Purchaser's products. Such license shall survive the termination or expiration of this Agreement.

 11. CONFIDENTIALITY
     ---------------

     (a)  Confidentiality Agreement.  PCI and the Purchaser agree to keep secret
          -------------------------
and confidential any and all information ("Proprietary Information") either disclosed hereunder or through any prior disclosure and not to disclose such Proprietary Information to any person or entity, except (i) to employees of each party having a need to know the information in order to fulfill such party's obligations hereunder; or (ii) as required by an applicable Agency. The parties shall use the Proprietary Information solely for the purpose of carrying out the obligations contained in the Agreement. The obligations imposed by this Section shall not apply to any Proprietary Information:

               (i)      which at the time of disclosure is in the public domain;

               (ii) which, after disclosure, becomes part of the public domain by publication or otherwise, through no fault of the receiving party;

               (iii) which at the time of disclosure is already in the receiving party's possession, except through prior disclosure by PCI, the Purchaser or an Affiliate of either of them, and such possession can be properly documented by the receiving party in its written records, and was not made available to the receiving party by anyone owing an obligation of confidentiality to the disclosing party;

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               (iv)    which is rightfully made available to the receiving party
                       from sources independent of the disclosing party;

               (v) which is required to be disclosed in the course of litigation or other legal or administrative proceedings; or

               (vi)    which is required by law to be disclosed;

provided that in all cases the party receiving the Proprietary Information shall, to the extent permitted, give the other party prompt notice of the pending disclosure and shall cooperate in such other party's attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Proprietary Information.

     (b)  Term of Confidential Agreement.  The obligation of confidentiality and
          ------------------------------
non-use set forth in this Article shall survive for a period of [*] years beyond the termination or expiration of this Agreement.

     (c)  Ownership of Proprietary Information.  Proprietary Information shall
          ------------------------------------
remain the exclusive property of the disclosing party. In no event shall any of PCI's proprietary information, technology, know-how, intellectual property (or rights thereto) become the property of the Purchaser.

 12. TERM AND TERMINATION
     --------------------

     (a)  Term.  This Agreement, unless sooner terminated as provided below,
          ----
shall begin on the Effective Date, and shall continue for a period of seven (7) years, subject, however, to renewal or extension by mutual agreement of PCI and the Purchaser.

     (b)  Termination Upon Notice.  At any time after July 31, 2003, either
          -----------------------
party may terminate this Agreement or any Purchase Order at any time upon two
(2) years prior written notice to the other party.

     (c)  Immediate Termination.  Either party shall have the right to
          ---------------------
immediately terminate this Agreement or any Purchase Order if (i) the other party becomes insolvent, files a petition in bankruptcy, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt and such order is not discharged within thirty
(30) days; (ii) if either party materially breaches any of the provisions of this Agreement or any Purchase Order and such breach is not cured within thirty
(30) days after the giving of written notice, the party claiming the breach shall have the right to terminate this Agreement or any Purchase Order; or (iii) if any required license, permit or certificate required of the other party is not approved and/or issued, or is revoked, by any applicable Agency; provided that such other party may no longer appeal such decision or reapply or otherwise pursue such permit, license or certificate.

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     (d)  Duties Upon Termination.  In the event of any termination, PCI shall
          -----------------------
promptly return (i) any remaining inventory of materials received from the Purchaser or Purchaser's suppliers, (ii) all packaging components paid for by the Purchaser, (iii) all remaining inventories of the Product, process, and (iv) any other Product or material being stored for the Purchaser, to the Purchaser at the Purchaser's expense. PCI shall have no obligation to return the foregoing until all outstanding invoices sent by PCI to the Purchaser have been paid in full. Purchaser shall also be required to pay, at the applicable price set forth in Appendix 3, for completed but not yet shipped Packaged Products, Packaged Products in process and Packaged Products shipped but not yet invoiced. In the event Purchaser breaches or terminates this Agreement or any Purchase Order (other than as a result of a breach of this Agreement or any Purchase Order by PCI), the Purchaser will also be required to pay PCI for its direct cost of all materials reasonably purchased by PCI for Packaging, together with a handling charge equal to [*] of such costs. The Purchaser shall specify the location in the continental United States to which delivery, at Purchaser's expense, of the foregoing is to be made. Proprietary Information exchanged between the Purchaser and PCI shall be promptly returned upon termination of the Agreement.

     (e)  Continuing Obligations.  The rights and obligations of each of the
          ----------------------
parties under the provisions of Sections 1, 3, 4, 6, 8, 8A, 9(e), 10, 11, 12(d) and (e), 13, 14, 15, 16, 18, 19, 20 and 21(f) of this Agreement shall continue notwithstanding the termination of this Agreement for any reason.

 13. FORCE MAJEURE
     -------------

     If PCI shall be delayed in making any delivery, or Purchaser shall be delayed in taking any delivery, in each case in whole or in part, by reason of Force Majeure (as defined herein), such delay shall be excused during the continuance of and to the extent of such Force Majeure (except in respect of any obligation to pay money); provided that if, as a consequence of any such Force Majeure, the total demands for PCI's products or services cannot be supplied by PCI, PCI may, at its option, allocate its available supply among Purchaser and its other customers on such basis as PCI may deem fair and practicable, without liability for any failure to perform this Agreement. The party claiming Force Majeure shall promptly notify the other party of the termination of such event. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable, except that Purchaser may not suspend its obligation to make payment pursuant to Article 3 for Packaged Products previously delivered by PCI. Delivery shall be made and taken as soon as reasonably possible after the removal of such cause, and the time for performance of this Agreement shall be extended for a period equal to the duration of such cause, and the time for performance of his Agreement shall be extended for a period equal to the duration of such cause, provided that if such delay exceeds six (6) months, either party may terminate this Agreement, subject to the duties set forth in
Section 12(d).

 14. INDEMNIFICATION AND INSURANCE
     -----------------------------

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     (a)  Indemnification by Purchaser.  Purchaser agrees to indemnify and hold
          ----------------------------
PCI and its Affiliates, and their respective agents, employees, officers, directors, Affiliates and representatives harmless from and against any and all costs, expense, liabilities, claims, damages, demands, actions, losses and fees, including reasonable attorneys' fees and costs, arising from the manufacturing, sale, distribution, possession or use of any Product or Packaged Product, other than as a result of PCI's breach of this Agreement. Purchaser also agrees to indemnify and hold harmless PCI and its agents, employees, officers, directors, Affiliates and representatives from and against any and all costs, expense, liabilities, claims, damages, demands, actions, losses and fees, including reasonable attorneys' fees and costs, which arise from the use of any trademark, trade name, copyright, patent or other right specified by Purchaser in the manufacturing or Packaging of the Product, provided that such use is not part of PCI's standard packaging procedures.

     (b)  Indemnification by PCI.  PCI agrees to indemnify and hold Purchaser
          ----------------------
harmless from and against any and all costs, expense, liabilities, claims, damages, demands, actions, losses and fees, including reasonable attorneys' fees and costs, arising from PCI's willful misconduct or gross negligence in the performance of Packaging or PCI's breach of this Agreement. PCI's indemnification obligation hereunder is expressly subject to the provisions of
Section 8 and Section 18 of this Agreement.

     (c)  Procedure for Indemnification.  Upon receiving notice of any claim for
          -----------------------------
liability under this provision, the indemnified party shall promptly notify the indemnifying party in writing; provided, however, that failure to give notice shall not limit or otherwise reduce the indemnity provided for in this Agreement. The indemnifying party may, in its sole discretion, assume and conduct the legal defense of the indemnified party in any suit that could result in claims under this provision. Unless made with the express written consent of the indemnifying party, no sums paid by the indemnified party in settlement of any lawsuit for alleged damages arising from the use of Products shall be recoverable under this provision.

     (d)  Insurance.  During the term of this Agreement, the Purchaser and PCI
          ---------
shall each procure and maintain in full force and effect, at its own cost and expense, insurance against the risks specified in this Agreement in amounts not less than the amounts specified herein. The Purchaser and PCI shall maintain the following minimum coverage with respect to the matters covered by this
Agreement:

                    (i) PCI shall maintain workers' compensation insurance in compliance with the workers' compensation laws of the state or states in which PCI has employees performing work under this Agreement and employer's liability insurance with respect to such employees with a minimum limit of [*] per occurrence. The Purchaser shall maintain comparable insurance coverage for any of its employees who at any time are present at PCI's facility.


                    (ii) PIC and Purchaser shall each maintain commercial general liability insurance including premises, broad form property damage,

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                                      -13-
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                             contractual, products/completed operations
                             coverage, with a minimum limit of [*] for each occurrence.

                    (iii) "All Risk" Property Insurance for property utilized in the packaging of products (e.g., equipment and raw materials), with a coverage of at least the full replacement value; provided, however, that the Purchaser shall maintain insurance for all Products while in PCI's possession at the Facility and Purchaser shall insure the Production Equipment at all times while in the Facility.

15.  NOTICES
     -------

     Notices or other communications required or permitted by this Agreement shall be given in writing, and shall be deemed to have been given when deposited in United States mail, return receipt requested and postage prepaid, or on the day following delivery of such notice to a major overnight delivery service.
All notices shall be addressed to the parties as follows:

          To PCI:

          PCI Services
          3001 Red Lion Road
          Philadelphia, PA 19114
          Attention:  Paul Alvater

          With a copy to:

          Cardinal Health, Inc.
          7000 Cardinal Place
          Dublin, OH 43017
          Attn:  General Counsel


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                                      -14-

          To Purchaser

          OraPharma, Inc.
          732 Louis Drive
          Warminster, PA  18974
          Attention:  J. Ronald Lawter, Ph.D., V.P.

          With a copy to:

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA  19103-2793
          Attn:  James Lebovitz

16.  CHOICE OF LAW  The Laws of the Commonwealth of Pennsylvania
     -------------
applicable to contracts made and to be performed in the Commonwealth of Pennsylvania shall govern any dispute arising out of or under this Agreement.

17.  ASSIGNMENT
     ----------

     This Agreement is not assignable by either party, other than to any of its Affiliates, without the written consent of the other party, which consent makes specific reference to this Section 17.

18.  REMEDIES
     --------

     (a)  Remedies Upon Breach of Agreement.  In the event of any breach of any
          ---------------------------------
provisions of this Agreement or any Purchase Order by Purchaser, PCI, at its option, without prejudice to any other remedy or remedies which PCI may have against Purchaser for such breach, including without limitation any rights PCI may have under Section 3 hereof, may (i) without affecting in any way the obligation of either party in respect of further shipments hereunder, suspend any further deliveries until such default is cured, or (ii) terminate this Agreement under Section 12(c) and declare any outstanding obligations of Purchaser for shipments immediately due and payable.

     (b)  Limitation of Damages.  PCI SHALL NOT BE LIABLE FOR ANY BREACH OF THIS
          ---------------------
AGREEMENT OR ANY PURCHASE ORDER ISSUED HEREUNDER OR OF ANY DUTY OR OBLIGATION ARISING OUT OF OR RELATED HERETO OR THERETO, IN ANY AMOUNT INDIVIDUALLY AND IN THE AGGREGATE IN EXCESS OF [*], AND PCI SHALL NOT BE LIABLE IN ANY EVENT FOR THE

____________________________
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                                      -15-

VALUE OF THE PRODUCT OR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS.

19.  ARBITRATION
     -----------

     (a)  Arbitration.  Any claim, controversy or dispute arising out of or
          -----------
relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled exclusively by submission to final, binding and non-appealable arbitration ("Arbitration") for determination, without any right by any party to a trial de novo in a court of
                                                         -- ----
competent jurisdiction, after a twenty-five (25) calendar day waiting period (the "Waiting Period") subject to Section 19(j). During the Waiting Period, the parties shall work reasonably and in good faith and shall use their best efforts to resolve the claim, controversy or dispute amicably. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures, including those for disclosure and challenge, shall be conducted in accordance with the Commercial Arbitration Rules (the "Commercial Rules") of the American Arbitration Association (herein referred to as the "Association") in Philadelphia, Pennsylvania, or such other place as the parties may agree, as supplemented hereby. In addition to the Commercial Rules, the parties shall also follow the procedures described below.

     (b)  Notice of Demand to Arbitrate.  Following the Waiting Period, the
          -----------------------------
party seeking Arbitration shall give notice of a demand to arbitrate (herein referred to as the "Demand") to the other party and to the Association. The Demand shall include (i) the issues to be determined, (ii) a copy of this arbitration provision, and (iii) to the extent the parties cannot agree on a single arbitrator, the designation of one arbitrator, who shall have no prior or existing personal or financial relationship with the designating party.

     (c)  Response.  Within thirty days after receipt of the Demand, the other
          --------
party shall give notice (herein referred to as the "Response") to the party that demanded arbitration, and to the Association, of (i) any additional issues to be arbitrated, (ii) its answer to the issues raised by the party that sent the Demand, and (iii) its designation of a second arbitrator, who shall have no prior or existing personal or financial relationship with the designating party. If a Response designating a second arbitrator is not received within the above-mentioned thirty (30) day period, the Association shall immediately designate the second arbitrator.

     (d)  Designation of Third Arbitrator.  The two arbitrators as designated
          -------------------------------
pursuant to the foregoing provision shall then designate a third arbitrator within ten days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten (10) day period allotted, the Association shall designate the third arbitrator.

     (e)  Procedures of Arbitration.  The arbitration panel as designated above
          -------------------------
shall proceed with the Arbitration by giving notice to all parties of its proceedings and hearings in accordance with the Association's applicable procedures. Within 15 days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties shall be held for the purpose of establishing a plan for administration of the Arbitration, including: (i) definition of issues; (ii) scope, timing and type of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties, but may not, without the consent of the parties, include depositions; (iii) exchange of documents and filing of detailed statements of claims and preheating memoranda; (iii) schedule and place of hearings; and (iv) any other matters that may promote the efficient, expeditious and cost-effective conduct of the proceeding. The substantive law of the Commonwealth of Pennsylvania shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the parties, and shall issue a written decision explaining the basis for the decision and award. The award shall be made within one year of delivery of the Response.

     (f)  No Modification.  The parties agree that the arbitrators shall have no
          ---------------
power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification.

     (g)  Discovery.  Upon written demand to any party to the Arbitration for
          ---------
the production of documents and things (including computer discs and data) reasonably, related to the issues being arbitrated, the party upon which such demand is made shall promptly product, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if made more than ninety (90) days after the receipt of the Response.

     (h)  Power to Grant Relief and Remedies.  Subject to the limitations
          ----------------------------------
imposed by Section 19(f), the arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that the courts in the Commonwealth of Pennsylvania may grant and such other relief as may be available under the Commercial Rules, other than punitive damages. Any award of the arbitrators shall include pre-award and post-award interest at a rate or rates considered just under the circumstances by the arbitrators. The decision of the arbitrators shall be final and as an "award" within the meaning of the Commercial Rules and judgment upon the arbitration award may be entered in the United States District Court for the Eastern District of Pennsylvania ("Philadelphia District Court") or any other court having jurisdiction, as if it were a judgment of that court. The parties to this Agreement expressly consent to the jurisdiction of the Association, including, without limitation, reasonable attorney's fees and the parties waive any objection they may have as to jurisdiction and venue regarding the Philadelphia District Court.

     (i)  Fees and Expenses.  The party which does not prevail in the
          -----------------
Arbitration shall be responsible for all fees and expenses incurred in connection with the Arbitration, including without limitation, the reasonable attorney's fees and expenses incurred by the prevailing party.

     (j)  Equitable Relief.  Notwithstanding the foregoing, the parties
          ----------------
specifically reserve the right to seek a temporary judicial restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitration tribunal the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order. No party shall bring a civil action seeking enforcement of any other remedy founded on this Agreement.

 20. RELATIONSHIP OF THE PARTIES
     ---------------------------

     Nothing contained in this Agreement shall create a joint venture or partnership between the parties. PCI shall be an independent contractor in performing its obligations. Neither party shall be liable for any of the debts or obligations of the other and neither party shall have any authority or right to act for or incur any liability of any kind, express or implied, on the name of or on behalf of the other party.

 21. MISCELLANEOUS
     -------------

     (a)  Entire Agreement.  This Agreement and all Purchase Orders issued
          ----------------
hereunder, and related documents, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties except as specifically set forth herein. All Appendices to this Agreement are part of this Agreement to the same effect as if such terms had been included herein. The terms of this Agreement shall govern in the event any term or provision set forth in any Appendix hereto is inconsistent with this Agreement. No addition to or waiver or modification of any provision of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each party.

     (b)  Counterparts, Signatures by Facsimile.  This Agreement may be executed
          -------------------------------------
in one or more counterparts, each of which shall be deemed to be one and the same Agreement. Any facsimile signature of any party hereto shall constitute a legal, valid binding execution hereof by such party.

     (c)  Titles.  The headings appearing at the beginning of the numbered
          ------
Articles and at the beginning of paragraphs have been inserted for convenience only and do not constitute any part of this Agreement.

     (d)  Modifications.  No changes, modifications or waivers of any provision
          -------------
of this Agreement shall be binding unless evidenced in writing and signed for and on behalf of both parties by a duly authorized representative.

     (e)  Severability.  In the event that any provision of this Agreement shall
          ------------
be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     (f)  Waiver.  The failure on the part of any party to exercise or enforce
          ------
any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operated to bar the exercise or enforcement thereof at any time or times thereof.

     (g)  No Strict Construction.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, Purchaser and PCI have executed this Agreement on the date first set forth above.



OraPharma, Inc.                         Packaging Coordinators, Inc.



By: /s/ James A. Ratigan                By: /s/ W. Don Huggins
    -----------------------                 -----------------------
    Name:  James A. Ratigan                 Name:  W. Don Huggins
    Title: EVP & CFO                        Title: Sr. V.P. Sales & Mktg.
    Date:  11-24-00                         Date:  11-17-00

                                  APPENDIX 1

                            Description Of Product

Product Name:  Arestin

                                  APPENDIX 2

                                Specifications

See Attached.

                           [PCI SERVICES LETTERHEAD]

November 2, 2000

Mr. Michael Lanzilotti
OraPharma, Inc.
732 Louis Drive
Warminster, PA  18940

Dear Mike:

The following are additional prices and specifications associated with the commercial production and packaging of Arestin (Minocycline PTS):

OraPharma will supply the following:
-----------------------------------
1.   Bulk product (1 kg. batch size)
2.   Dispenser tips and caps
3.   Filling machines (10 active - 2 back-up)
4.   Gauge blocks

PCI will supply the following:
-----------------------------
1.   Pre-formed pouches
2.   Thermoformed tray to hold 12 tips
3.   Printed label (affixed to pouch)
4.   Printed folding carton
5.   Printed insert
6.   4 mg. desiccant packets

Packaging Component specifications as follows:
---------------------------------------------

Item - Pre-formed Pouch
Size - 5.026" x 9.625" finished pouch with recloseable zipper and rounded corners
Material - .48 mil coated polyester/ .75 mil white LDPE/ 1.0 mil foil/ .75 mil CRC-1/2.25 mil EVAPEF

Item - Thermoformed Tray
Size - 5 3/8 x 2 x 7/16
Material - .020 Pharmagrade PVC

Item - Printed Carton
Size - 5 3/16 x 1 1/2 x 9 13/16
Material - .018 SBS
Printing - 4 colors & coating
Die - $[*]
Prep & plates - $[*]
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Item - Printed Label
Size - 2 3/4 x 7
Material - 60# semi-gloss/ 40# SCK/AC-34TA (basic label) w/ 1 mil clear polypropylene overlaminate
Printing - 4 colors
Die - $[*]
Prep & plates - $[*]

Item - Printed Insert
Flat Size - 18 x 7 1/2
Fold Size - 4 1/2 x 7 1/2
Material - 40# paper
Printing - 1 color front, 1 color back
Prep & plates - $[*]

Commercial Production Operation:
-------------------------------
1.   Gauge dispenser tips
2.   Fill tip with 4 mg. of product and cap
3.   Snap 12 tips into thermoformed tray
4.   Affix printed label to pouch
5.   Insert 1 tray and 2 4 mg. desiccants into preformed pouch and seal
6.   Erect carton and insert 2 filled pouches and 1 insert
7.   Code carton and pack 10 cartons into corrugated shipper

Quantity & Pricing - See Attachment
-----------------------------------

[*]

Terms are Net 30 days.

Mike: if you have any questions regarding this proposal or require additional information please feel free to call anytime.

Cordially,
PCI Services

/s/ Jeff Welch

Jeff Welch
Account Executive

cc:  Paul Alvater - President - PCI Services
     Don Huggins - Vice President of Sales - PCI Services
     Frank Amaya - Project Manager - PCI Services
     Jim Ratigan - Vice President & CFO - OraPharma
     Robert Haddow - Controller - OraPharma
     Ron Lawter - Vice President, Product Development & Mftg. - OraPharma


____________________________

* Confidential Treatment Requested

                                  APPENDIX 3

                                    Prices

A. The letter dated November 2, 2000 from Jeff Welch to Michael Lanzilotti including the pricing in attachment "OraPharma Cost Improvement Program" dated 10/30/2000. (attachment)

B. For the period from the date of this contract through [*] the price will be fixed at $[*] per unit.

C. Beginning on [*] the price will be fixed at $[*] per unit. This price will be reviewed on a quarterly basis beginning on June 1, 2001 to determine if it can be lowered based on improved production processes or improved production efficiencies, some of which are described in the letter referenced in this Appendix 3 Item A.

D.   Room charges for [*] will be an aggregate of $[*].

E. After [*] there will be a nonuse room charge of $[*] per day to be charged in any month when the room is not used for production for [*]. There will be an allowance of [*] after which the nonuse room charge will apply. In no event will this nonuse room charge be assessed until after the room has been unused for [*]. Further, the [*] will be extended if Purchaser is not permitted to use the room by PCI.


____________________________

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                                     -22-

                           [PCI SERVICES LETTERHEAD]

November 2, 2000

Mr. Michael Lanzilotti
OraPharma, Inc.
732 Louis Drive
Warminster, PA  18940

Dear Mike:

The following are additional prices and specifications associated with the commercial production and packaging of Arestin (Minocycline PTS):

OraPharma will supply the following:
-----------------------------------
1.   Bulk product (1 kg. batch size)
2.   Dispenser tips and caps
3.   Filling machines (10 active - 2 back-up)
4.   Gauge blocks

PCI will supply the following:
-----------------------------
1.   Pre-formed pouches
2.   Thermoformed tray to hold 12 tips
3.   Printed label (affixed to pouch)
4.   Printed folding carton
5.   Printed insert
6.   4 mg. desiccant packets

Packaging Component specifications as follows:
---------------------------------------------

Item - Pre-formed Pouch
Size - 5.026" x 9.625" finished pouch with recloseable zipper and rounded corners
Material - .48 mil coated polyester/ .75 mil white LDPE/ 1.0 mil foil/ .75 mil CRC-1/2.25 mil EVAPEF

Item - Thermoformed Tray
Size - 5 3/8 x 2 x 7/16
Material - .020 Pharmagrade PVC

Item - Printed Carton
Size - 5 3/16 x 1 1/2 x 9 13/16
Material - .018 SBS
Printing - 4 colors & coating
Die - $[*]
Prep & plates - $[*]



____________________________

* Confidential Treatment Requested

Item - Printed Label
Size - 2 3/4 x 7
Material - 60# semi-gloss/ 40# SCK/AC-34TA (basic label) w/ 1 mil clear polypropylene overlaminate
Printing - 4 colors
Die - $[*]
Prep & plates - $[*]

Item - Printed Insert
Flat Size - 18 x 7 1/2
Fold Size - 4 1/2 x 7 1/2
Material - 40# paper
Printing - 1 color front, 1 color back
Prep & plates - $[*]

Commercial Production Operation:
-------------------------------
1.   Gauge dispenser tips
2.   Fill tip with 4 mg. of product and cap
3.   Snap 12 tips into thermoformed tray
4.   Affix printed label to pouch
5.   Insert 1 tray and 2 4 mg. desiccants into preformed pouch and seal
6.   Erect carton and insert 2 filled pouches and 1 insert
7.   Code carton and pack 10 cartons into corrugated shipper

Quantity & Pricing - See Attachment
-----------------------------------

[*]

Terms are Net 30 days.

Mike: if you have any questions regarding this proposal or require additional information please feel free to call anytime.

Cordially,
PCI Services

/s/ Jeff Welch

Jeff Welch
Account Executive

cc:  Paul Alvater - President - PCI Services
     Don Huggins - Vice President of Sales - PCI Services
     Frank Amaya - Project Manager - PCI Services
     Jim Ratigan - Vice President & CFO - OraPharma
     Robert Haddow - Controller - OraPharma
     Ron Lawter - Vice President, Product Development & Mftg. - OraPharma


____________________________

* Confidential Treatment Requested

                      Orapharma Cost Improvement Program
                      ----------------------------------

[*]

____________________________

* Confidential Treatment Requested

                       OraPharma Projected Annual Volumes
                       ----------------------------------
------------------------------------------------------------------------------
            Contract Year                     Volume (finished cartons)
            -------------                     -------------------------
------------------------------------------------------------------------------
                [*]                                     [*]

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

                                  APPENDIX 4

                         List of Production Equipment
                         to be Supplied by OraPharma

A. MFG 18 station intermittent motion rotary pouch handling-filling-sealing machine

B.   Renen Filling Machines (qty 12)

C.   Mettler Toledo Analytical Balance model number AT261 (qty 2)

                                     -23-